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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2002

HORIZON GROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	0-24123 (Commission File Number)	38-3407933 (IRS Employer Identification No.)
77 West Wacker Drive, Suite 4200 Chicago, Illinois (Address of Principal Executive Offices)		60601 (Zip Code)

Registrant's telephone number, including area code: (312) 917-8870

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

        On December 27, 2002, Horizon Group Properties, Inc. (the "Company") announced that it has sold 145,349 limited partner units in Horizon Group Properties, L.P. ("HGP LP") to Pleasant Lake Apts., Ltd., an affiliate of Howard M. Amster. The purchase price was $5.16 per unit. Mr. Amster is a current limited partner in HGP LP, the owner of approximately 29.5% of the Company's shares and a director of the Company.

        The press release announcing this transaction is attached hereto as Exhibit 99.5. The amendments to the HGP LP partnership agreement are also attached as an exhibit.

ITEM 7. Exhibits.

  (c)
  Exhibits.

Exhibit Number	Description
10.74	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Horizon Group Properties, L.P.
99.5	Press release issued by the Company on December 27, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GROUP PROPERTIES, INC.
Date: December 27, 2002	By:	/s/ DAVID R. TINKHAM
	Name:	David R. Tinkham
	Title:	Chief Financial Officer and Secretary

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  ITEM 5. Other Events.
  ITEM 7. Exhibits.
SIGNATURES